Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of TPI Composites, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 10, 2017

NGP Energy Technology Partners, L.P.

By: NGP ETP, L.L.C.
Its: General Partner

By:	/s/ Philip J. Deutch
Name:	Philip J. Deutch
Title:	Authorized Member

NGP ETP, L.L.C.

By:	/s/ Philip J. Deutch
Name:	Philip J. Deutch
Title:	Authorized Member

Energy Technology Partners, L.L.C.

By:	/s/ Philip J. Deutch
Name:	Philip J. Deutch
Title:	Sole Member and Manager

/s/ Philip J. Deutch
Philip J. Deutch